Special Power of Attorney

The undersigned constitute and appoint Shaun Hadley their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form 10SB12G Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney in-fact may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:


         Signature				              	Title

        _______________			      President/Director
        Shaun Hadley

        _______________			      Secretary
        Paul Hadley

        _______________			      Treasurer
        Sheri Henderson

        _______________         Director
        James Burgauer

        _______________			      Director
        Douglas B. Myers

        _______________			      Director
        Kip Swan

        _______________			      Director
        Donald Bradley